Exhibit 5.6

LIONEL SAWYER & COLLINS

ATTORNEYS AT LAW

SAMUEL S. LIONEL

GRANT SAWYER

    (1918-1996)

JON R. COLLINS

    (1923-1987)

RICHARD H. BRYAN

JEFFREY P. ZUCKER

PAUL R. HEJMANOWSKI

ROBERT D. FAISS

A. WILLIAM MAUPIN

DAVID N. FREDERICK

RODNEY M. JEAN

TODD TOUTON

FRED D. “PETE” GIBSON, III

CHARLES H. McCREA JR.

GREGORY E. SMITH

MALANI L. KOTCHKA

LESLIE BRYAN HART

CRAIG E. ETEM

TODD E. KENNEDY

MATTHEW E. WATSON

JOHN M. NAYLOR

WILLIAM J. McKEAN

ELIZABETH BRICKFIELD

GREGORY R. GEMIGNANI

LINDA M. BULLEN

LAURA J. THALACKER

	50 WEST LIBERTY STREET SUITE 1100 RENO, NEVADA 89501 (775) 788-8666 FAX (775) 788-8682 lsc@lionelsawyer.com www.lionelsawyer.com	KETAN D. BHIRUD ROBERT W. HERNQUIST COURTNEY MILLER O’MARA BRIAN H. SCHUSTERMAN MARK J. GARDBERG JAMES B. GIBSON GREG J. CARLSON JOHN D. TENNERT MARLA J. HUDGENS	STEVEN C. ANDERSON RYAN A. ANDERSEN KATHERINE L. HOFFMAN VAR LORDAHL, JR. PHILLIP C. THOMPSON AMY L. BAKER JORDAN A. DAVIS KENDAL L. DAVIS CHANDENI K. GILL
LYNDA S. MABRY MARK H. GOLDSTEIN KIRBY J. SMITH COLLEEN A. DOLAN JENNIFER A. SMITH DAN R. REASER PAUL E. LARSEN ALLEN J. WILT LYNN S. FULSTONE RORY J. REID DAN C. McGUIRE JOHN E. DAWSON

DOREEN SPEARS HARTWELL

LAURA K. GRANIER

MAXIMILIANO D. COUVILLIER III

ERIN FLYNN

JENNIFER ROBERTS

MARK A. CLAYTON

MATTHEW R. POLICASTRO

CHRISTOPHER MATHEWS

PEARL L.GALLAGHER

JENNIFER J. GAYNOR

CHRISTOPHER WALTHER

KEVIN J. HEJMANOWSKI

	March 6, 2014		OF COUNSEL RICHARD J. MORGAN* ELLEN WHITTEMORE PAUL D. BANCROFT * ADMITTED IN CA ONLY

Catamaran Corporation

1600 McConnor Parkway

Schaumburg, Illinois 60173-6801

Re:

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to Catamaran PBM of Maryland, Inc., a Nevada corporation (“CPM”) and Catamaran Rebate Management, Inc., a Nevada corporation (“CRM”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Catamaran Corporation, a corporation organized under the laws of the Yukon Territory, Canada (the “Company”), and certain subsidiaries of the Company set forth in the Registration Statement, including CPM and CRM (collectively, the “Subsidiary Guarantors”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of: (i) an indeterminate principal amount of the Company’s debt securities (the “Debt Securities”) and (ii) guarantees that may be issued by one or more of the Subsidiary Guarantors to holders of the Debt Securities (the “Guarantees” and, together with the Debt Securities, the “Securities”). The Debt Securities are to be issued under the Indenture, dated as of March 6, 2014 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). Any Guarantee will be issued under the Indenture as supplemented by a supplemental indenture thereto to be entered into among the Company, each applicable Subsidiary Guarantor and the Trustee.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

LAS VEGAS OFFICE: 300 SOUTH FOURTH STREET, SUITE 1700 — LAS VEGAS, NEVADA 89101 — (702) 383-8888 — FAX (702) 383-8845

CARSON CITY OFFICE: 410 SOUTH CARSON STREET — CARSON CITY, NEVADA 89701 — (775) 841-2115 — FAX (775) 841-2119

LIONEL SAWYER & COLLINS ATTORNEYS AT LAW

March 6, 2014

We have examined the Registration Statement, the Indenture and resolutions of the Board of Directors of CPM (the “CPM Board”) and the Board of Directors of CRM (the “CRM Board”) relating to the Registration Statement and the creation and issuance of any Guarantee by CPM and CRM. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of CPM and CRM and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of CPM and CRM.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that (a) CPM and CRM are corporations validly existing and in good standing under the laws of the State of Nevada; (b) the execution and filing with the SEC of the Registration Statement have been duly authorized by all necessary corporate action on the part of CPM and CRM; (c) CPM and CRM have the corporate power and authority to authorize the form and terms of, and the performance, issuance and sale by CPM and CRM of, a Guarantee (and, if relevant, the execution and delivery of such Guarantee or any notation of such Guarantee) of any series of Debt Securities issued under the Indenture as contemplated by the Registration Statement and to authorize the execution, delivery and performance by CPM and CRM, of a supplemental indenture (each, a “Supplemental Indenture”) in compliance with the provisions of the Indenture creating the form and terms of such Guarantee as contemplated by the Registration Statement; and (d) the execution, delivery and performance of a Supplemental Indenture and the issuance and sale of any Guarantee by CPM or CRM will be duly authorized by all necessary corporate action when: (i) the form and terms of such Guarantee shall have been established by a resolution of the CPM Board or the CRM Board, as applicable, in accordance with, and within any parameters or limitations established by, CPM’s or CRM’s articles of incorporation and bylaws, as applicable, the Indenture and applicable law, and such terms are accurately reflected in the Supplemental Indenture creating the form and terms of such Guarantee; and (ii) the series of Debt Securities to which the Guarantee relates shall have been duly issued by the Company.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of any Guarantee:

a)	such Guarantee will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

b)

(i) the execution, delivery and performance by CPM and CRM of a Supplemental Indenture creating the form and terms of such Guarantee (and, if relevant, the execution and delivery of the Guarantee or any notation of Guarantee) and the performance by

LIONEL SAWYER & COLLINS ATTORNEYS AT LAW

March 6, 2014

CPM and CRM of the Indenture, the Supplemental Indenture and the Guarantee will not (A) contravene or violate CPM’s or CRM’s articles of incorporation or bylaws, as applicable, or any law, rule or regulation applicable to CPM or CRM, (B) result in a default under or breach of any agreement or instrument binding upon CPM or CRM, as applicable, or any order, judgment or decree of any court or governmental authority applicable to CPM or CRM, or (C) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

c)	the authorization by CPM and CRM of the transactions described above and the instruments, agreements and other documents entered into or to be entered into by CPM and CRM, as described above will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, binding character or enforceability of any such instruments, agreements or other documents;

d)	the Indenture will not have been modified or amended (other than by a supplemental indenture or officers’ certificate establishing the form and terms of the Debt Securities of any series and, if applicable, creating the form and terms of any related Guarantee); and

e)	the articles of incorporation and bylaws of CPM and CRM, as applicable, and resolutions of the CPM Board and the CRM Board, each as currently in effect, will not have been modified or amended and will be in full force and effect.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the effect of the general corporate laws of the State of Nevada as in effect as of the date hereof and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction or, in the case of Nevada, any other laws, including any matters of municipal law or the laws of any local agencies within any state. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws or regulations, including any federal securities laws or regulations, or any state securities or “blue sky” laws or regulations.

This opinion is issued in the State of Nevada. By issuing this opinion, Lionel Sawyer & Collins (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

LIONEL SAWYER & COLLINS ATTORNEYS AT LAW

March 6, 2014

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Lionel Sawyer & Collins

LIONEL SAWYER & COLLINS